Exhibit 32.12
CERTIFICATION
The undersigned hereby certify that Crown NorthCorp, Inc.’s report on Form 10-QSB for the quarterly period ended September 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and the information contained in the report fairly represents, in all material respects, the financial condition and results of operation of the company.

Dated: November 14, 2006	By:	/s/ Ronald E. Roark
Ronald E. Roark, Vice Chairman a
and Chief Executive Officer

By:	/s/ Rick L. Lewis
Rick L. Lewis, Vice President,
Treasurer and Chief Financial Officer

By:	/s/ Stephen W. Brown
Stephen W. Brown, Secretary

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Crown NorthCorp, Inc. and will be retained by Crown NorthCorp, Inc.
and furnished to the Securities and Exchange Commission or its staff upon request.